                                                                    EXHIBIT 10.1

                             AMENDED AND RESTATED
                        STRATEGIC STOCKHOLDERS AGREEMENT


     This Amended and Restated Strategic Stockholders Agreement (the "Agreement") is made and entered into as of August 1, 1997, by and among Haim Saban ("Saban"), each of the entities listed on Schedule A hereto (the "SEI Entities" and, with Saban, the "SEI Stockholders"), Fox Broadcasting Company, a Delaware corporation ("FBC"), Fox Broadcasting Sub, Inc., a Delaware corporation ("FBC Sub") and Allen & Company Incorporated, a New York corporation ("Allen").


                                R E C I T A L S
                                ---------------

          A. On December 22, 1995, the SEI Stockholders owned, in the aggregate, 800 shares of the common stock, par value $0.01 per share, of Saban Entertainment, Inc., a Delaware corporation ("SEI") (the "SEI Common Stock") and FBC owned 800 shares of the common stock, without par value, of FCN Holding, Inc., a Delaware corporation ("FCNH") (the "FCNH Common Stock").

          B. On December 22, 1995, the closing under that certain LLC Formation Agreement, dated as of November 1, 1995, among SEI, FBC and FCNH (the "LLC Formation Agreement") occurred and the original Strategic Stockholders Agreement (the "Initial Strategic Stockholders Agreement") was executed; the LLC Formation Agreement provided, among other things, for the formation of FOX KIDS WORLDWIDE L.L.C., a Delaware limited liability company (the "Management Company").

          C. The SEI Stockholders and FBC desired to maximize the long-term strategic values of their respective corporations, and determined that it would be in their respective best interests to achieve this objective by entering into a strategic alliance for the purpose of sharing with each other their respective strengths, to the mutual benefit of all of them, all on the terms and conditions of the Initial Strategic Stockholders Agreement, the LLC Formation Agreement, and the other agreements referred to herein or therein (collectively, the "Alliance Agreements").

          D. On September 27, 1996, FBC transferred to FBC Sub all of its FCNH Common Stock and FBC Sub agreed to be bound by all of the terms of the Initial Strategic Stockholders Agreement, as amended by Amendment No. 1 to Strategic Stockholders Agreement dated February 26, 1996, Amendment No. 2 to Strategic Stockholders Agreement dated September 27, 1996 and supplemented by Supplement to Strategic Stockholders Agreement dated September 27, 1996 (together, the "Strategic Stockholders Agreement").

          E. On September 27, 1996, Allen acquired 16 16/99 shares of FCNH Common Stock pursuant to the Allen Agreement (defined herein) and agreed to be bound by certain of the terms of the Strategic Stockholders Agreement.

          F. On June 11, 1997, an agreement was executed by and among Fox Kids Worldwide, Inc., a Delaware corporation ("Fox Kids"), SEI, FBC, FBC Sub, Allen, and the SEI Stockholders which provided that the SEI Stockholders would contribute to Fox Kids their SEI Common Stock for an aggregate of 7,920,000 shares of Class B Common Stock of Fox Kids, Allen would contribute its FCNH Common Stock to Fox Kids for 160,000 shares of Class A Common Stock of Fox Kids, and FBC Sub would contribute its FCNH Common Stock to Fox Kids for 7,920,000 shares of Class B Common Stock of Fox Kids. On August 1, 1997 this agreement was amended and restated among the parties (as amended and restated, the "Reorganization Agreement"). The transactions contemplated by the Reorganization Agreement are hereinafter referred to as the "Reorganization."

          G. On August 1, 1997, the Reorganization was consummated. Immediately following the Reorganization, (i) all of the equity securities of SEI and FCNH are held by Fox Kids, and (ii) all of the voting equity securities of Fox Kids are held by FBC Sub, the SEI Stockholders and Allen.

          H. The parties to this Agreement, being the sole holders of voting equity securities of Fox Kids, have determined that it would be in their respective best interests to amend and restate the Strategic Stockholders Agreement to reflect the current organizational and ownership structure of Fox Kids.

          I. All references herein to a "Shareholder" or the "Shareholders" shall include Allen, the SEI Stockholders and FBC Sub. All references herein to the (i) SEI Common Stock shall mean the Class B Common Stock of Fox Kids held by the SEI Stockholders, (ii) Allen Shares shall mean the Class A Common Stock of Fox Kids held by Allen, and (iii) FCNH Common Stock shall mean the Class B Common Stock of Fox Kids held by FBC Sub. The shares of Fox Kids now owned by the SEI Stockholders, Allen and FBC Sub are hereinafter referred to as the "Shares." Fox Kids and its successors may hereinafter be referred to as "Fox Kids" or "Successor Entity."


                               A G R E E M E N T
                               -----------------

     NOW, THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1.   Defined Terms.  The terms defined in Exhibit "A", which is
          -------------
incorporated herein by this reference, shall have the same meanings when used herein.

     2.   Restrictions on Transfer.
          ------------------------

          (a) General Restriction.  Except as permitted in this Agreement, none
              -------------------
of the Shares may be transferred. ANY ATTEMPTED TRANSFER OF SHARES OTHER THAN IN ACCORDANCE WITH THIS AGREEMENT SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT.

          (b) No Liens. Except as specifically contemplated hereby and except
              --------
for the Liens created by that certain Credit Agreement dated as of August 1, 1997 among Fox Kids, FCNH, Fox Kids Merger Corporation and SEI, as Borrowers, and the initial lenders named therein and Citicorp USA, Inc., as Administrative Agent ("Citicorp USA"), and Citicorp Securities, Inc., as Arranger (the "Credit Agreement"), no Shares may be voluntarily subjected to a Lien by any party hereto, and any such Lien shall be NULL AND VOID AND OF NO FORCE OR EFFECT.

          (c) Effect of Transfers. Except for transfers covered by Section
              -------------------
3(a)(i) or 3(a)(ii): (i) any Shares transferred in a transaction permitted hereunder shall remain subject to all of the terms and provisions hereof as if they were still owned by the transferor, and, without limiting the foregoing,
(x) all transfers of Shares by the transferee shall be subject to this Agreement; (y) SEI Common Stock transferred shall remain subject to the Options granted in Section 7 hereof, and shall be transferred and sold at the same time as the other shares of SEI Common Stock are transferred and sold pursuant thereto; and (z) Allen Shares transferred shall remain subject to the option granted in Section 6(a) of the letter agreement, dated as of September 27, 1996, but effective as of April 3, 1996 between FCNH and Allen (the "Allen Agreement"), and shall be transferred and sold at the same time as the other Allen Shares are transferred and sold pursuant thereto; (ii) the transferee shall enter into a written agreement for the benefit of the parties hereto, prepared by Fox Kids and in form and substance reasonably acceptable to Saban and FBC, to be bound by the provisions of this Agreement relating to the transferred Shares; and (iii) unless Saban and FBC shall otherwise agree, the transferor of such Shares shall remain fully liable for all of its obligations with respect to such Shares hereunder.

     3.   Permitted Transfers.  Subject to Section 2(c), Shares may be
          -------------------
transferred under the circumstances, and strictly upon the terms and conditions of, any one of the following Sections:

          (a) Public Transfers.  Any Shareholder may transfer any or all of its
              ----------------
Shares free and clear of any and all obligations and restrictions imposed on such Shares under this Agreement:

               (i) pursuant to the "Initial Public Offering" (as defined below) or otherwise in a public offering effected in accordance with the provisions of the "Registration Agreement" (as defined below); or

               (ii) at any time or from time to time following the Initial Public Offering and subject to all applicable laws, in a transaction effected on or through the facilities of a national securities exchange or an automated quotations system.

          Any Shares transferred pursuant to this Section 3(a) shall cease to be "Shares" under, or subject to, this Agreement; and without limiting the generality of the foregoing, such Shares shall cease to be subject to the Options granted in Section 7 of this Agreement.

          (b) Transfers to Family Members or Trusts.  The SEI Stockholders, or
              -------------------------------------
any of them, may transfer all or any portion of their respective Shares, by death or inter vivos, to any other SEI Stockholders, to any of Saban's family
         ----- -----
members (including the "spouse" of an "affected SEI Stockholder" (as defined below)), to any trust established solely for the benefit of one or more of

Saban's family members, or to any legal entity in which Saban or any such Persons are the sole beneficial owners; provided, however, that the Shares
                                        --------  -------
transferred to the executor of an estate, in the case of death, to any such family member, trust or legal entity shall be subject to the provisions of this Agreement. In the event of the dissolution of the marital relationship of any SEI Stockholder, including Saban, or in the event of the execution of a binding agreement or issuance of an order with respect to marital property of any SEI Stockholder, including Saban, any and all Shares transferred pursuant thereto to the spouse (or ex-spouse) (herein, the "spouse") of such SEI Stockholder (the "affected SEI Stockholder") shall be subject to all of the provisions of this Agreement, including the provisions of Section 4 and Section 7 hereof; provided,
                                                                       --------
that if the spouse desires to transfer any or all of such Shares pursuant to the provisions of Section 4 hereof, the spouse shall first offer to sell to the affected SEI Stockholder the Shares proposed to be transferred, and all of the procedures of Section 4 shall apply thereto (with all references therein to "Transferor" applying to the spouse, and all references to the "offeree" therein applying to the affected SEI Stockholder); and the provisions of Section 8 of this Agreement shall continue to be applicable to such spouse, notwithstanding such dissolution or order.

          (c) Transfer to Affiliates.  Any Shareholder may transfer all or any
              ----------------------
portion of its Shares to a direct or indirect wholly-owned subsidiary of the Shareholder (or, with respect to a Shareholder which is a natural person, a corporation or other Person wholly-owned by the Shareholder), or, with respect to FBC Sub, to a Fox Inc. Subsidiary. A "Fox Inc. Subsidiary" is Twentieth Holdings Corp. and any Person in which Fox Inc., a Colorado corporation, or Twentieth Holdings Corp., a Delaware corporation, is the sole beneficial owner (either directly or indirectly through one or more wholly-owned subsidiaries) of all of the outstanding voting securities of that Person. If any transferee subsidiary, including a Fox Inc. Subsidiary, loses its status as such, it shall, within 30 days of the occurrence of such event, transfer all of its Shares to a Person which is then wholly-owned by a Shareholder, or a Fox, Inc. Subsidiary, as the case may be, which transfer shall be effected in compliance with all other applicable provisions of this Agreement.

          (d) Other Permitted Transfers.  Any Person may effect a transfer
              -------------------------
authorized by Sections 4, 6 or 7 of this Agreement; any holder of SEI Common Stock may effect a transfer under and pursuant to the "Stock Ownership Agreement" (as defined in Section 7(b) below); and any Person may effect a transfer of the Allen Shares under and pursuant to Section 6(a) of the Allen Agreement.

          (e) Notice of Transfers.  Promptly upon consummation of a transfer of
              -------------------
any Shares, the transferor shall deliver written notice to all parties to this Agreement pursuant to the notice provisions of Section 11(c). Promptly upon the determination that an Affiliate of a Person is no longer an Affiliate, such Person shall deliver written notice to all parties to this Agreement pursuant to the notice provisions of Section 11(c).

     4.   Refusal Rights.  No Shares may be transferred pursuant to this Section
          --------------
4 prior to the first to occur of (i) the Initial Public Offering (subject to the provisions of the Registration Agreement) or (ii) December 13, 1998.

          (a) Offer.  If any Shareholder ("Transferor") desires to transfer any
              -----
Shares pursuant to this Section 4, it shall deliver a written offer to sell for cash the Shares, and all rights with respect to the Shares (excluding rights under this Agreement which, pursuant to Section 11(b), are personal to Saban or FBC Sub), (x) if Transferor is an SEI Stockholder, to FBC Sub, (y) if Transferor acquired the Shares pursuant to this Section 4 directly or indirectly: (A) from FBC Sub, to Saban, or (B) from an SEI Stockholder, to FBC Sub, or (C) from Allen, to both Saban and FBC Sub; (z) if Transferor is FBC Sub, to Saban; and
(aa) if Transferor is Allen, to both FBC Sub and Saban. In case of an offer to both FBC Sub and Saban, each of FBC Sub and Saban shall be entitled to subscribe to purchase 50% of the offered Shares, plus any and all of the offered Shares
                                       ----
not subscribed for by the other of Saban or FBC Sub. The offer shall be accompanied by a Bona Fide Offer from a non-Affiliate of Transferor, and shall
(i) remain open for at least 30 days; (ii) state the date of termination of the offer; (iii) state the purchase price for the Shares, which shall be equal to the purchase price set forth in the Bona Fide Offer; provided, if the Bona Fide
                                                     --------
Offer provides for consideration other than cash, Transferor's offer shall, to the extent of such consideration, permit the offeree to pay, in lieu thereof, cash equal to the Fair Market Value of such other consideration, and Transferor's offer shall state Transferor's best estimate of such Fair Market Value, which shall be conclusive and binding upon Transferor (but not the offeree); and (iv) shall designate the time, the date (which shall not be less than 45 days from the date of the offer by Transferor) and the place (which shall be in the County of Los Angeles, California) at which the sale of the offered Shares is to take place.

In case of an offer to both FBC Sub and Saban pursuant to this Section 4(a), the provisions of Sections 4(b), 4(c) and 4(d) below shall be separately applicable to each of FBC Sub and Saban, as an offeree, with respect to the Shares offered to, subscribed for and purchased by, such offeree; and thus, if, for example, Saban fails to accept, or rejects, Transferor's offer, but FBC Sub accepts Transferor's offer, Transferor would not have the right pursuant to Section 4(d) to sell any of the Shares which FBC Sub has so elected to purchase.

          (b) Manner of Payment.  Payment of the purchase price for the offered
              -----------------
Shares may, at the election of the offeree, be made by either (i) bank cashiers' check in immediately available funds made payable to the order of the Transferor, or (ii) wire transfer of immediately available funds to a designated bank account of the offeree.

          (c) Acceptance and Closing.  Transferor's offer may be accepted only
              ----------------------
by delivering to Transferor written notice of acceptance prior to the expiration of the offer period; provided, that such acceptance may be made subject to the
                     --------
final determination of the Fair Market Value of any non-cash consideration, in which event such acceptance shall so state, and be accompanied by the offeree's estimate of such Fair Market Value; and if the actual Fair Market Value differs in any material respect from the offeree's estimate, the offeree may, within four business days following receipt of the final determination of Fair Market Value, withdraw its acceptance of the offer. If the offer is accepted and not withdrawn as aforesaid, the closing of the sale shall take place at the time and place, and upon the terms, specified in the offer; provided, however, that if
                                                   --------  -------
the offeree disputes the Transferor's estimate of the Fair Market Value of any non-cash consideration, the closing shall be delayed to five business days following the date of final determination of such Fair Market Value, and if the purchase and sale of such Shares requires the obtaining of any regulatory approvals or compliance with any other laws, the closing shall be delayed for such time as is reasonably necessary to obtain such approvals and comply with such laws; and provided further, however, that if the seeking of
                           -------- -------
such regulatory approvals and compliance with other applicable laws delays the closing by more than 90 days, at any time subsequent to such 90-day period and prior to the closing, the Transferor may, by written notice to offeree, treat such delay as a rejection of the offer, and, following delivery of such notice, the provisions of Section 4(d) shall be applicable; and provided further, if the Management Company, SEI, FCNH or any of their respective Subsidiaries then owns or controls a television broadcasting station operating under a license issued by the Federal Communications Commission ("FCC"), and as a result of the proposed transfer approval by the FCC is required, then such 90-day period referred to in the preceding proviso shall be a one-year period. At the closing, Transferor shall deliver to the offeree documents of transfer in form and substance reasonably acceptable to the offeree and its counsel, necessary to vest in the offeree good and marketable title to the Shares so sold, free and clear of any and all Liens, other than those imposed under or pursuant to this Agreement, against delivery by the offeree to the Transferor of the purchase price therefor.

          (d) Sale Pursuant to Bona Fide Offer.  If the offeree fails to accept,
              --------------------------------
or rejects, Transferor's offer, then, subject to the provisions of Section 2(c), Transferor shall have the right to sell to the Person specified in the Bona Fide Offer the Shares so offered pursuant to the terms and conditions specified in the Bona Fide Offer or otherwise on terms and conditions no less favorable to Transferor than the terms set forth in the Bona Fide Offer; provided, that such
                                                            --------
sale is consummated within ninety days of the date of delivery of Transferor's offer.

          (e) Transferred Shares Subject to Agreement.  All Shares transferred
              ---------------------------------------
pursuant to this Section 4 shall continue to be subject to this Agreement.

     5. Covenants and Voting Agreements.
        -------------------------------

          (a) Of FBC Sub. Except as provided in or contemplated by this
              ----------
Agreement, without the prior written consent of Saban, which consent may be withheld by Saban at his sole and absolute discretion, FBC Sub shall not, (i) sell any FCNH Common Stock or any options, warrants or rights to subscribe for or acquire, with or without additional consideration, any shares of FCNH Common Stock; (iii) merge or consolidate with any other Person; (ii) make any other payments, whether in the form of advances or loans, to FBC or any of its Affiliates; (iv) sell, lease or dispose of any assets; (v) liquidate, dissolve, recapitalize or reorganize in any form of transaction; (vi) engage in any business or other material activity, other than that of holding its interest in FCNH Common Stock or own any other non-cash equivalent assets; (vii) amend its Certificate of Incorporation or By-Laws; or (viii) enter into any commitment or agreement directly or indirectly to effect any of the foregoing.

          (b) Of the SEI Stockholders. Except as provided in or contemplated by
              -----------------------
this Agreement or the LLC Formation Agreement, without the prior written consent of FBC, which consent may be withheld by FBC at its sole and absolute discretion, the SEI Stockholders shall not: (i) sell any SEI Common Stock, or any options, warrants or rights to subscribe for or acquire, with or without additional consideration, any shares of SEI Common Stock other than pursuant to agreements existing as of the date hereof; (ii) merge or consolidate with any other Person; (iii) make any other payments, whether in the form of advances or loans, to Saban and the SEI Stockholders or any of their Affiliates; (iv) sell, lease or dispose of any assets other than in the ordinary course of business;
(v) liquidate, dissolve, recapitalize or reorganize in any form of transaction;
(vi) amend its Certificate of Incorporation or By-Laws; or (vii) enter into any commitment or agreement directly or indirectly to effect any of the foregoing.

          (c)  Intentionally deleted.

          (d)  Performance; Irrevocable Proxy.  (i) Each of the SEI
               ------------------------------
Stockholders, FBC and FBC Sub, and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall take any and all actions within their power as stockholders of the Successor Entity (defined herein), including the calling of special meetings of the stockholders of the Successor Entity and the voting of all of the Shares with respect to which he or it has sole or shared voting power, in order to carry out and perform their respective obligations under this Agreement; (ii) FBC shall take any and all actions within its power as a stockholder of FBC Sub, including the calling of special meetings of the stockholders of FBC Sub, and the voting of the shares of capital stock of FBC Sub, required to cause FBC Sub to perform all of its obligations under this Agreement; and (iii) without limiting the generality of clauses (i) or (ii) above, if and so long as any party hereto (a "breaching party") fails or refuses to perform its obligations under this Section 5 or
Section 13, following demand to perform such obligations by Saban or FBC (whichever is not the breaching party, or a party in control of the breaching party), without limiting any other rights which may then be available at law or in equity with respect thereto, all of the Shares of the breaching party (and, if the breaching party is FBC Sub, all of the voting securities of FBC Sub) and its controlled Affiliates may be voted by the other of Saban or FBC Sub, as the case may be, to cure such breach or rectify such default; and in furtherance thereof, Saban hereby appoints FBC Sub, and FBC and FBC Sub each hereby appoints Saban, as its proxy and attorney-in-fact pursuant to the provisions of Section 212(e) of the Delaware General Corporation Law, with full power and authority from time to time to vote or act by written consent with respect to the Shares, but only following demand to the party granting such proxy to vote the Shares as required hereby, and then only as may be necessary to ensure full compliance with the provisions of this Section 5 and Section 13. Each proxy granted hereby is coupled with an interest in the Shares to which it relates, and shall be irrevocable for the term of this Section 5 and Section 13.

          (dd) Irrevocable Proxy.  Allen hereby irrevocably and unconditionally
               -----------------
appoints FBC, with full power of substitution, as its proxy and attorney-in-fact pursuant to the provisions of Section 212(e) of the Delaware General Corporation Law, with full power and authority from time to time to attend meetings, vote, act by written consent, and in all other ways act in Allen's place and stead with respect to the Allen Shares (and any and all shares or other securities issued in respect of such shares). The proxy granted hereby is coupled with an interest in the Allen Shares, which interest includes the rights granted to the Shareholders pursuant to the provisions of Section 6 of this Agreement, and the rights granted to FCNH pursuant to the Allen Agreement, and shall be irrevocable for the term of this Section 5. For purposes of Section 5(d) of this Agreement only, the Allen Shares shall be deemed to be "Shares" owned and controlled by FBC; and the irrevocable proxy granted to Saban by FBC in Section 5(d) of this Agreement shall include the grant by FBC to Saban (under the irrevocable proxy created by this Section 5(dd)) of the power to vote or act by written consent with respect to the Allen Shares, as therein provided with respect to the Shares of FBC.

          (e) Term. All provisions of this Section 5 shall terminate and expire
              ----
on the first to occur of (i) the closing of the Initial Public Offering; or (ii) the closing of the purchase and sale of the SEI Common Stock pursuant to Section 7.

     6.   Initial Public Offering.
          -----------------------

          (a) Election to Effect Initial Public Offering.
              ------------------------------------------

               (i) Either Saban or FBC may at any time propose to the other that the Successor Entity effect a firmly underwritten public offering (the "Initial Public Offering") of its Class A Common Stock pursuant to a registration statement filed with the Commission under the Securities Act and otherwise in accordance with the registration agreement between the parties dated as of December 22, 1995 (the "Registration Agreement"), a copy of which is attached hereto as Exhibit "B". Saban and FBC shall thereafter attempt in good faith to reach agreement as to the terms of the Initial Public Offering, including the designation of the managing underwriter(s) (the "Underwriters") thereof, the size of the offering, and the maximum aggregate offering price of securities to be offered by the Successor Entity in the offering.

               (ii) If Saban and FBC fail to agree on the terms of the offering within 15 days from the date of the original proposal, the party first proposing the Initial Public Offering (the "Initiating Holder") shall have the right to cause the Initial Public Offering to be effected on such terms as the Initiating Holder and the Underwriters designated by the Initiating Holder may in good faith mutually agree; and all parties to this Agreement shall fully cooperate in the Initial Public Offering.

               (iii) If the Initial Public Offering is terminated prior to the sale of any securities, the provisions of this Section 6(a) shall be applicable until an Initial Public Offering is actually effected. FBC and each of the SEI Stockholders shall have the right to participate in the Initial Public Offering, and in other future offerings, pursuant to the Registration Agreement.

               (b)  Intentionally deleted.

     7.   Put Option.
          ----------

          (a)  Option.
               ------

               (i) Upon the occurrence of each and every "Triggering Event," as that term is defined in clause (ii), below, Saban shall have the right and option (the "Put

     Option") to require FBC to purchase all Shares of the Successor Entity which, pursuant to Recital I, are deemed to be shares of SEI Common Stock and which are owned by the SEI Stockholders or any of their transferees (other than FBC and excluding Shares transferred pursuant to Section 3(a)(i) or 3(a)(ii)); (the Shares subject to the Put Option are referred to herein as the "SEI Option Shares") for the per share cash purchase price determined pursuant to Section 7(c), by delivering written notice of his election to FBC within the time period for that Triggering Event set forth in clause (ii) below, accompanied by a separate written notice to FBC Sub or to the person then holding the Stock Ownership Agreement, of his election to cause a "Call Triggering Event" thereunder.

               (ii) The "Triggering Events," and the time periods for delivery of election notices with respect thereto, shall be as follows:

                    (x) death of Saban prior to December 22, 2012 -- 12 calendar months following death; notice of election may be given by the executor of his estate, or by a majority in interest of the holders of the affected Shares of SEI Common Stock;

                    (y) a Change in Control of FBC -- 90 business days after the first public announcement of such event;

                    (z) December 22, 2000 -- notice must be given not later than 180 calendar days prior to December 22, 2000; or

                    (aa) upon delivery of written notice by Saban of exercise of the Option at any time on or after the December 22, 2002 and on or prior to December 22, 2012 -- notice may be given at any time during the period.

The date of the Triggering Event to which the exercise of the Put Option relates shall be the "Effective Date" of the Put Option. The failure or decision not to exercise the Put Option upon the occurrence of a Triggering Event shall not affect Saban's right to exercise the Put Option on any subsequent Triggering Event.

          (b) Rules of Priority of Call Option Over Put Option.  The Management
              ------------------------------------------------
Company and Saban entered into a separate Stock Ownership Agreement (the "Stock Ownership Agreement") dated December 22, 1995 pursuant to which the SEI Stockholders granted a call option (the "Call Option") to the Management Company. Pursuant to an Assignment and Assumption Agreement dated September 27, 1996, the Management Company transferred to FBC Sub the Call Option. For purposes of determining whether the SEI Option Shares are being sold under the Call Option or the Put Option, the following rules will apply:

               (i) if the holder of the Call Option has duly exercised the Call Option, unless FBC Sub thereafter breaches or is unable to perform its obligations with respect thereto, Saban shall not have the right to exercise the Put Option; and

               (ii) if Saban exercises the Put Option, and the holder of the Call Option thereafter duly and timely exercises its Call Option, the exercise of the Call Option shall take precedence over the Put Option, and the SEI Option Shares shall be sold under and pursuant to the Call Option.

          (c)  Calculation of Purchase Price.
               -----------------------------

               (i) Put Option Price.  The per share purchase price for the SEI
                   ----------------
     Option Shares under the Put Option shall be an amount equal to: the Fair Market Value of the Successor Entity, divided by the number of shares of common stock of the Successor Entity then issued and outstanding (and if there is more than one class of common stock of the Successor Entity, the denominator shall be adjusted to include on an equitable basis all then outstanding shares of all classes of common stock);

               (A) minus, the amount  (but in any event, no more than 10% of the
                   -----
     amount computed above, whichever is applicable) paid or payable by SEI with respect to United States federal or state income taxes (including interest and penalties) for any of its taxable years ending on or prior to May 31, 1995 with respect to undistributed, Saban International, N.V. income, divided by the number of SEI Option Shares;

               (B) plus, in either such case, interest thereon at the "prime" or
                   ----
     "reference" rate published by Wells Fargo Bank at San Francisco, California, from time to time from the Effective Date through and including the date of closing of the purchase and sale of the SEI Option Shares;

               (C) plus, in either such case, an amount equal to $50,000,000,
                   ----
     divided by the number of SEI Option Shares.

          (d) Put Option Closing.  The closing of the purchase and sale of the
              ------------------
SEI Option Shares pursuant to this Section 7 shall take place at such time and place as Saban and FBC shall mutually agree upon; provided, that the date of
                                                  --------
closing shall be five business days following the later of (i) the date of final determination of Fair Market Value; and (ii) if the purchase and sale of such Shares requires the obtaining of any material regulatory approvals or compliance with any other material laws or regulations, the date upon which all such approvals shall have been obtained, and such compliance effected; provided
                                                                  --------
further, however, that if through no fault of the SEI Stockholders FBC is unable
-------
fully to satisfy all conditions of clause (ii) within six calendar months of the date of final determination of Fair Market Value, then FBC shall on the first business day following the end of such six-month period pay and deliver to the holders of the SEI Option Shares an amount equal to the per share purchase price for such Shares, and the holders of the SEI Option Shares shall enter into such agreements with respect to the subsequent voting and transfer of such Shares as FBC shall reasonably request, including the agreement at any time thereafter to transfer such Shares, without receipt of further consideration, to such Person or Persons as may be designated by FBC. At the closing, each of the holders of the SEI Option Shares shall deliver to FBC documents of transfer in form and substance reasonably acceptable to FBC and its counsel, necessary to vest in FBC good and marketable title to the SEI Option Shares so sold by the holder thereof, free and clear of any and all Liens, other than those imposed under or pursuant to this Agreement, against delivery by FBC to such holder of the purchase price therefor, payable, at the election of Saban, by either (x) bank cashiers' checks in immediately available funds payable to the order of the selling holders, or
(y) wire transfer of immediately available funds to an account or accounts designated by Saban.

     8.   Special Provisions Concerning Spouses of SEI Stockholders.
          ---------------------------------------------------------

          This Agreement has been executed by Saban and consented to by his spouse, who may claim a community property interest, or other interest, in some or all of the Shares or other rights hereunder held by Saban. Such spouse, in executing her consent in the form of Exhibit "C" hereto, represents that she has read provisions of this Agreement (including, without limitation, Sections 2 and 11(b) hereof) and that she has carefully reviewed the same with her counsel, and acknowledges and irrevocably agrees that by such execution she is waiving any rights which she may have during the continuance of her marriage, or at any time thereafter, prior to the death or incompetency of Saban, to control SEI, Fox Kids or the Management Company. In making such waiver, she has carefully considered the provisions of Section 1100 of the Family Code of the State of California which grants to her, among other things, equal right to management and control of certain community assets, and waives all of her rights thereunder with respect thereto. Further, she specifically consents to and agrees that the SEI Common Stock, to the extent that it is controlled by Saban, and the consent, veto and other rights personally granted to him pursuant to this Agreement, the Management Agreement and the other Alliance Agreements, constitute a "business or an interest in a business" which is being operated or managed by Saban, so as to cause Saban to have primary right to the management and control thereof, and waives her right to prior notice of any sale, lease, exchange, encumbrance or other disposition of all or substantially all of the personal property used in the operation of such business. A copy of Section 1100 is attached as an exhibit to Exhibit "C".

     9.   Representations and Warranties.
          ------------------------------

          (a)  Intentionally deleted.

          (b) No party makes any representation or warranty to the other except as set forth in this Agreement. Without limiting the generality of the foregoing, except as and to the extent provided in Sections 10(h) and 10(i) hereof, no party hereto makes any representation or warranty to any other party hereto with respect to any financial projection, forecast or other forward-looking information with respect to its assets, business or operations.

     10.  Survival of Representations and Warranties; Indemnification.
          -----------------------------------------------------------

          (a) Survival of Representations and Warranties.  All representations
              ------------------------------------------
and warranties contained in the Initial Strategic Stockholders Agreement, any amendment thereto and this Agreement shall survive the execution and delivery of this Agreement and any investigation at any time made; and, with respect to those matters subject to Section 10(c)(ii), below, shall terminate and expire on the expiration of the "Indemnification Period" defined in Section 10(c)(ii), and shall be of no further force or effect thereafter, except with respect to any claim written notice of which shall have been delivered to the party making the representation or warranty subject to Section 10(c)(ii) on or prior to the termination of the Indemnification Period, but only, if such claim shall not thereto-fore have been settled, if litigation with respect to which shall have been commenced on or prior to six months following the termination of the Indemnification Period.

          (b) Indemnification.  FBC and FBC Sub, with respect to representations
              ---------------
and warranties made by either or both of them in Section 9 of the Strategic Stockholders Agreement with respect to themselves, and the SEI Stockholders, with respect to representations or warranties made by any of them in Section 9 of the Strategic Stockholders Agreement with respect to themselves or the other SEI Stockholders (each group the "indemnifying party"), jointly and severally agree to indemnify, defend, and hold the other (such group, the "indemnified party") harmless against and in respect of:

               (i) if and to the extent that any of the representations and warranties of the indemnifying parties set forth in Section 9(a) of the Initial Stockholders Agreement are incorrect, the damages sustained by the indemnified paries as a result thereof, which damages shall be fixed at 50% of the positive difference, if any, between (A) the Fair Market Value as of the LLC FA Date of SEI and its Subsidiaries (if the indemnified parties are FBC and FBC Sub) or of FCNH and FCN (if the indemnified parties are the SEI Stockholders) had the representations and warranties been true, correct and complete in all respects (and thus taking into consideration misstatements, errors and omissions which would have had the effect of increasing such price, as well as those having the effect of depressing such price), and
     (B) the actual Fair Market Value as of the LLC FA Date of SEI and its Subsidiaries, or of FCNH and FCN, as applicable.

               (ii) if and to the extent that any representations and warranties of the indemnifying parties in the Initial Stockholders Agreement, any amendment thereto or this Agreement (other than in Section 9(a) of the Initial Stockholders Agreement) are incorrect, any loss or damage incurred by the indemnified parties by reason thereof;

               (iii) any and all loss, cost, liability, or damage incurred by the indemnified party or the Management Company, the Successor Entity or operating companies managed by either of them as the result of any claim, demand, action, suit or proceeding by any third party alleged to be based upon any mortgage, indenture, loan or credit agreement or any other agreement or instrument, which, if the allegations in such claim, demand, action, suit or proceeding were to be proved, would result in a breach of the representations and warranties of the indemnifying party set forth in
     Section 9(b)(iii)(A)(y) of the Initial Strategic Stockholders Agreement;

               (iv) any and all loss, cost, liability, damage or deficiency arising out of or in connection with any breach of any covenant or agreement made or to be performed by the indemnifying parties under the terms of this Agreement; and

               (v) all claims, demands, actions, suits, proceedings, judgments, costs, reasonable attorneys' fees and expenses, or liens, charges, or encumbrances upon the assets of any of the indemnified parties relating to or incurred by the indemnified parties incident to the foregoing.

If a claim is made under Section 10(b)(i), Fair Market Value shall be determined using only a "discounted cash flow" analysis, with the discount rate fixed at 10%.

          (c)  Limitations.
               -----------

          (i) The parties' rights to indemnification under this Section 10 shall be available only if a party entitled to indemnification pursuant to this
Section 10 delivers written notice to the party or parties required to provide indemnification, setting forth in detail the factual basis for indemnification and the amount thereof, or a good faith estimate thereof, sought to be indemnified (the "Indemnification Notice"). The indemnified party or parties shall use its or their best efforts to provide in its or their Indemnification Notice sufficient detail to enable the indemnifying party or parties to evaluate the claim. Except with respect to Indemnification Claims covered by Section 10(d) (which relates to third party claims), within 30 days (the "Objection Period") of the date such Indemnification Notice is given, the indemnifying party shall respond to the Indemnification Notice. The indemnifying party shall be entitled to cure any default which is capable of cure during the Objection Period, and the amount of the claim for indemnification contained in the Indemnification Notice shall be reduced by the amount of the damages mitigated by cure[; and, to the extent that any default relates to a matter covered by
Section 10(i) hereof, payments made or to be made thereunder shall be deemed to be payments made to cure such defaults, in whole or in part]. If the indemnifying party or parties agree in writing during the Objection Period to accept any of the claims included in the Indemnification Notice, such party shall promptly pay the amounts so agreed upon. In all other cases, the indemnified party or parties and the indemnifying party or parties shall use their respective good faith reasonable efforts to resolve the dispute within 60 days of the date such Indemnification Notice is given (the "Settlement Period"). If the dispute is not resolved within the Settlement Period, the parties shall be free to commence litigation to enforce their rights to indemnification under this Section 10; provided, however, that if such litigation has not been
                 --------  -------
commenced on or prior to six months following the date such Indemnification Notice is given, all rights of the indemnified party or parties to indemnification with respect to the matters set forth in that Indemnification Notice shall be deemed to have been irrevocably waived and released by the indemnified party or parties, and shall terminate and expire.

          (ii) Notwithstanding any provision of this Section 10 to the contrary, the parties' rights to indemnification for breaches of the representations and warranties contained in Section 9(a) of the Initial Strategic Stockholders Agreement shall be available only if the party entitled to such indemnification delivers and Indemnification Notice with respect to such claim prior to the date which is 24 months from the date of the Initial Strategic Stockholders Agreement (the "Indemnification Period"). The rights of the Parties to this Agreement to indemnification under this Section 10 relating to any other representation or warranty shall survive the closing under the Initial Strategic Stockholders Agreement and the execution and delivery of this Agreement, and shall not be subject to the foregoing Indemnification Period.

          (d) Defense.  If any of the indemnified parties is made or threatened
              -------
to be made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability under which or the costs or expenses of which any of the indemnified parties is entitled to be indemnified pursuant to Section 10 (any such third party action or proceeding being referred to as an "Indemnification Claim"), the indemnified party or parties shall give prompt notice thereof to the indemnifying party; provided
                                                                    --------
that the failure to give such notice shall not affect the indemnified party or parties' ability to seek indemnification hereunder unless such failure has materially and adversely affected the indemnifying party or parties' ability to prosecute successfully an Indemnification Claim. Each indemnified party shall permit the indemnifying party, at its own expense, to assume the defense of any such claim or any litigation to which this Section 10(d) may be applicable, by counsel reasonably satisfactory to the indemnified party or parties; provided,
                                                                     --------
that the indemnified party or parties shall be entitled at any time, at its or their own cost and expense (which expense shall not be recoverable from the indemnifying party unless the indemnifying party is not adequately representing or, because of a conflict of interest, may not adequately represent, the indemnified party or parties' interests), to participate in such claim, action or proceeding and to be represented by attorneys of its or their own choosing. If the indemnified party or parties elects to participate in such defense, such party or parties will cooperate with the indemnifying party in the conduct of such defense. The indemnified party or parties may not concede, settle or compromise any Indemnification Claim without the consent of the indemnifying party. The indemnifying party, in the defense of any such claim or litigation, shall not, except with the approval of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a full and complete release from all liability in respect to such claim or litigation. If the Indemnification Claim arises under Section 10(b)(iii), the indemnifying party shall defend the third party claim in the name of the indemnifying party and pay any amounts to be indemnified under such section directly to the claiming party.

          (e) Indemnification is Sole and Exclusive Remedy.  Except as provided
              --------------------------------------------
in Section 11(l) of this Agreement, the rights of the parties to indemnification under this Section 10 shall constitute the sole and exclusive remedies of the parties for all breaches of representations and warranties of the parties hereto or for the nonfulfillment or other breach by any of them of any of their respective covenants and agreements contained herein, and each party hereby waives any other rights or remedies which it may have against any of the others, or arising out of any action or failure to act by any of them. If any such breach or nonfulfillment of any representation, warranty or covenant hereunder constitutes a breach or nonfulfillment of any representation, warranty or covenant under any other of the Alliance Agreements, the damaged party or parties shall have the right to seek relief under each of such agreements; but in no event shall the amounts paid or recovered by such party and its Affiliates result in a duplication of damages.

          (f) Limitation on Claims.  Except with respect to (i) third party
              --------------------
Indemnification Claims subject to the terms and provisions of Section 10(d) of this Agreement, (ii) claims based upon the failure of any party fully to comply with all of its obligations under Sections 2 through 8 of this Agreement, no party shall have the right to deliver an Indemnification Notice pursuant to this
Section 10 unless (i) the amount of each of such party's separate claims included therein is in excess of $500,000 (each, a "Permitted Claim") and the aggregate amount of all such party's Permitted

Claims included in that Indemnification Notice exceeds $2,000,000, or (ii) the aggregate amount of all such party's claims included in such Indemnification Notice (whether Permitted Claims or not) exceeds $3,000,000.

          (g) Discharge of Indemnification Obligation.  Notwithstanding the
              ---------------------------------------
provisions of this Section 10 to the contrary, with respect to any damages relating to a breach of the representations and warranties set forth in Section 9(a) of the Initial Strategic Stockholders Agreement, the indemnifying party or parties may, at its or their election, either pay the damages with respect thereto directly to the indemnified parties, or, alternatively, contribute such additional property reasonably acceptable to FBC and Saban, or cash, or a combination thereof, to the Successor Entity to increase the Fair Market Value thereof, defined under Section 10(b)(i), to that value which it should have had, had the complained or representations and warranties been, true, correct and complete.

          (h)  Intentionally deleted.

          (i) FBC Cash Receipts Payments. FBC agrees, on the terms and subject
              --------------------------
to the conditions of this Section 10(i),  to loan to FCN amounts provided for in
Section 10(i)(A) below and indemnify the Management Company for amounts set forth in Section 10(i)(B) below:

               (A) Promptly following the end of June 1996, FBC shall cause FCN to prepare, or cause to be prepared, and deliver to the Management Company and Saban a statement of FCN's programming "Net Profits," as determined pursuant to Exhibit "C" to the Station Affiliate Agreements, through June 30, 1996 (the "FCN Net Profits Statement"), which report shall include the
     (i) the actual amounts paid by FCN to FCN's Station Affiliates as their share of FCN's programming Net Profits for fiscal 1996; (ii) any advances (the "Advances") made by FCN to the FCN Station Affiliates in excess of the actual amount of FCN cash available for payment to the FCN Station Affiliates with respect to their share of FCN's programming Net Profits for fiscal 1996; and (iii) the actual amount of FCN cash available for payment at June 30, 1996. If the Advances were paid pursuant to the mutual agreement of FCNH and Saban, then FBC shall loan FCN an amount equal to the aggregate of such Advances, which such loan shall (x) be evidenced by a promissory note containing terms and conditions customary in commercial transactions, (y) bear interest at the rate historically charged FCN for advances by FBC, and (z) shall be repaid on the same terms and at the same times as the Advances are recouped by FCN from the Station Affiliates.

               (B) If the aggregate amount of cash received by the Management Company pursuant to or with respect to the Asset Assignment Agreement during the period from the date of this Agreement through June 30, 1996 plus the amounts paid to FBC Sub by way of dividend pursuant to the terms of Section 5.9.2 of the Operating Agreement (the "Actual Cash Payments") are less than $35,755,000, FBC shall, within 30 days following receipt of the FCN Net Profits Statement, contribute to the Management Company, without offset, an amount equal to the difference between $35,755,000 and the Actual Cash Payments.

               (C) Any payments made by FBC pursuant to Section 10(i)(B) above shall be treated, as between FBC, FCNH and FCN, as payments subject to
     Section 19.11 of the Asset Assignment Agreement. This Section 10(i) is intended for the benefit of, and is enforceable by, the Management Company, SEI and Saban.

     11.  Miscellaneous Provisions.
          ------------------------

          (a) In this Agreement, headings are for convenience only and shall not affect interpretation, and except to the extent that the context otherwise requires: (i) references to any legislation or to any provision of any legislation include any modification or re-enactment of, or any legislative provision substituted for, and all statutory instruments issued under, such legislation or such provision; (ii words denoting the singular include the plural and vice versa; (ii words denoting individuals include corporations and other Persons and vice versa; (iv words denoting any gender include all genders;
(v) references to any document, agreement or other instrument (including this Agreement) include references to such document, agreement or other instrument as amended, novated, supplemented or replaced from time to time; (vi references to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits are to clauses, sub-clauses, sections, sub-sections, Schedules and Exhibits of this Agreement; (vi "or" is not exclusive; (vi "$", and all other references to dollar amounts, are in U. S. currency; (ix references to any party to this Agreement or any other document, agreement or other instrument includes its successors or permitted assigns; and (x) "writing" and cognate expressions include all means of reproducing words in a tangible and permanently visible form.

          (b) Rights Personal to FBC and Saban.  Each and every right and
              --------------------------------
obligation which refers to "Saban" or "FBC" is personal to Saban or FBC, as the case may be, and shall not attach to, or be deemed to relate to or concern the Shares held by Saban or FBC; and thus, without the prior written consent of both Saban and FBC, none of such rights or obligations may be assigned, delegated or transferred to any other Person; provided, however, that in the event of the
                                 --------  -------
incompetency or death of Saban, all rights granted to Saban hereunder shall be exercisable by his conservator, executor or administrator, or by a single Person from time to time designated by SEI Stockholders then holding a majority of the then outstanding Shares of SEI Common Stock held by all SEI Stockholders.

          (c) Notices.  All notices, demands or other communications hereunder
              -------
shall be in writing and shall be deemed to have been duly given (i) if delivered in person, upon delivery thereof, or (ii) if mailed, certified first class mail, postage pre-paid, with return receipt requested, on the fifth day after the mailing, or (iii) if sent by telex or facsimile transmission, with a copy mailed on the same day in the manner provided in (ii) above, when transmitted and receipt is confirmed by telephone or telex or facsimile response, or (iv) if otherwise actually delivered, when delivered:

                    (i)  if to FBC or FBC Sub:

                         Fox Broadcasting Company, Inc.
                         P.O. Box 900
                         10201 West Pico Boulevard
                         Los Angeles, CA  90035
                         Attention: Jay Itzkowitz, Esq.
                         Fax:  (310) 369-1391

                         With a copy to:

                         Squadron, Ellenoff, Plesent &
                           Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York  10176
                         Attention:  Jeffrey Rubin, Esq.
                         Fax: (212) 697-6686

                    (ii) if to FCNH:

                         FCN Holding, Inc.
                         Fox Inc.
                         10201 West Pico Boulevard
                         Los Angeles, CA  90035
                         SVP Legal Affairs
                         Fox Television Group
                         Attention: Jay Itzkowitz, Esq.
                         Fax: (310) 369-2572

                         With a copy to:

                         Squadron, Ellenoff, Plesent &
                           Sheinfeld, LLP
                         551 Fifth Avenue
                         New York, New York  10176
                         Attention:  Jeffrey Rubin, Esq.
                         Fax:  (212) 697-6686

                   (iii) If to SEI, Saban or any of the Other SEI Stockholders:

                         Haim Saban
                         Saban Entertainment, Inc.
                         10960 Wilshire Boulevard
                         Los Angeles, CA 90024
                         Fax:  (310) 235-5108

                         With a copy to:

                         Matthew G. Krane, Esq.
                         1451 North Kings Road
                         Los Angeles, CA 90069
                         Fax:  (213) 654-6353

                         and with a copy to:

                         Troop Meisinger Steuber & Pasich, LLP
                         10940 Wilshire Boulevard, Suite 800
                         Los Angeles, California 90024
                         Attention:  Richard E. Troop, Esq.
                         Fax: (310) 443-8503

                    (iv) If to Allen:

                         Allen & Company Incorporated
                         711 Fifth Avenue
                         New York, New York 10022
                         Attention:      Stanley S. Shuman,
                                    Executive Vice President
                         Fax:       (212) 832-8023

or at such other address or addresses as may have been furnished by such Person in like manner to the other parties.

          (d) Severability.  Should any Section or any part of a Section within
              ------------
this Agreement be rendered void, invalid or unenforceable by any court of law for any reason, such invalidity or unenforceability shall not void or render invalid or unenforceable any other Section or part of a Section in this Agreement.

          (e) Governing Law.  THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY
              -------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE WITHIN, AND TO BE PERFORMED WITHIN, SUCH STATE, EXCLUDING CHOICE OF LAW PRINCIPLES OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

          (f) No Adverse Construction.  The rule that a contract is to be
              -----------------------
construed against the party drafting the contract is hereby waived, and shall have no applicability in construing this Agreement or the terms of this Agreement.

          (g) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          (h) Costs and Attorneys' Fees.  In the event that any action, suit, or
              -------------------------
other proceeding is instituted concerning or arising out of this Agreement, the prevailing party shall recover all of such party's costs, and attorneys' fees incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used herein, "attorneys' fees" shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services, and shall not be limited to "reasonable attorneys' fees" as defined by any statute or rule of court.

          (i) Successors and Assigns.  Except as otherwise provided in this
              ----------------------
Agreement, all rights, covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns. Except as otherwise specifically set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (j) Amendments and Waivers.  Neither this Agreement nor any term
              ----------------------
hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by (and only by) a written document executed by Saban and FBC; and any such amendment or waiver executed by both Saban and FBC shall be binding upon all of the parties to this Agreement, including each and every Person (including Allen) who has agreed to be bound by provisions of this Agreement relating to the Shares which it holds; provided, however, that no such
                                                 --------  -------
amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein. No delay or omission to exercise any right, power or remedy accruing to any party hereto shall impair any such right, power or remedy of such party nor be construed to be a waiver of any such right, power or remedy nor constitute any course of dealing or performance hereunder.

          (k) Entire Agreement.  This Agreement, the attached Exhibits and
              ----------------
Schedules and the Alliance Agreements, and the agreements referred to herein and therein, together contain the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to herein. No party to this Agreement makes any representation or warranty except as expressly set forth herein.

          (l) Specific Performance and Other Remedies.  The parties hereto
              ---------------------------------------
acknowledge and agree that the Shares (including the SEI Common Stock, the FCNH Common Stock and the Successor Entity Equity Securities) are unique, and that the parties will have no adequate remedy at law should any party hereto breach the provisions of Sections 2 through 8 hereof. In the event of the refusal or failure of any party hereto to fully comply with any of those provisions, the other parties, and each of them, shall have the right, in addition to any other rights and remedies which it or they may have hereunder, to specific performance, and other appropriate injunctive relief with respect thereto. In no event shall any party to any such proceeding urge or raise as a defense in any such action that an adequate remedy at law exists.

          (m) Agreement to Perform Required Acts.  Each party hereto agrees to
              ----------------------------------
perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions hereof, that may be required to secure performance of any party's duties hereunder or that may be required to assure the legal and binding effect of the provisions hereof.

          (n) Consent to Jurisdiction; Forum Selection. Any actions, suits or
              ----------------------------------------
proceedings instituted in connection with this Agreement or the performance by the parties of their obligations hereunder shall be instituted and maintained exclusively in the Superior Court for the State of California, County of Los Angeles or in the United States District Court for the Central District of California. By execution and delivery hereof, each party hereto hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts solely for the purpose of adjudicating its rights or obligations under, or any disputes involving, this Agreement or any document related hereto. Each party hereto hereby irrevocably waives, to the extent permitted by applicable law, any objection, including, without limitation, any objection that the other corporate party or parties lack the capacity to sue or defend based upon its or their lack of a certificate of qualification to conduct intrastate business in California, and any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have
                        ----- --- ----------
to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

          (o) Legends.  Each of the SEI Stockholders, SEI, FBC, FCNH and Allen
              -------
hereby agree that each certificate or other writing evidencing any of the Shares or any securities of FCN, and each certificate or other writing issued in exchange or upon the transfer of any Shares or any securities of FCN shall be stamped or otherwise imprinted with a legend, either on the face of such certificate, or on the reverse of such certificate, with reference thereto appearing on the face of such certificate, in substantially the following form:

     [DESCRIBE THE SHARES] REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO MATERIAL RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL, OPTIONS TO PURCHASE AND IRREVOCABLE PROXIES, AMONG OTHER RESTRICTIONS, UNDER THAT CERTAIN AMENDED AND RESTATED STRATEGIC STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 1, 1997, BY AND AMONG THE ISSUER, THE RECORD HOLDER OF THE SECURITIES SUBJECT TO THIS CERTIFICATE AND CERTAIN OTHER PERSONS. A COPY OF THE AMENDED AND RESTATED STRATEGIC STOCKHOLDERS AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO THE HOLDER HEREOF UPON SUCH HOLDER'S WRITTEN REQUEST.

     Each of SEI and FCNH covenants and agrees that it shall refuse to recognize any transfer of any Shares effected otherwise than in strict compliance with the provisions of this Agreement.

          (p) Financial Statements.  Until the date upon which Allen ceases to
              --------------------
own at least 50% of the Allen Shares, SEI and FCNH shall each from time to time deliver, on a confidential basis, to Allen, within a reasonable time after their availability:

                    (x) with respect to each of the first three fiscal quarters of each fiscal year ending on or subsequent to the date of this Agreement, an unaudited consolidated balance sheet of Fox Kids as of the end of such period, and the related consolidated statements of operations and cash flows of Fox Kids for each such period and for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case, to the extent applicable, comparisons to the corresponding period of the previous fiscal year; and

                    (y) with respect to each fiscal year ending after the date of this Agreement, a consolidated balance sheet of Fox Kids as at the end of such year and consolidated statements of operations and cash flows of Fox Kids for such year, setting forth in each case comparisons, to the extent applicable, to the previous fiscal year, and, if and to the extent audited, accompanied by the opinion thereon of the auditors for Fox Kids.

          (q) Government Filings.  In the event that the percentage of the
              ------------------
outstanding shares of Common Stock of Successor Entity held by FBC Sub shall be equal to or more than 50%, then each party hereto shall prepare and make all filings of the notifications required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules promulgated thereunder (the "HSR Act"), including responding promptly to any additional inquiry, question or second request from either the Federal Trade Commission or the Department of Justice to the notifications required pursuant to the HSR Act. In connection therewith, each party thereto shall use its best efforts to respond diligently and promptly to such requests for additional information made under the HSR Act by either the Federal Trade Commission or the Department of Justice, and shall furnish to any other party all such information in its possession as may be necessary to assist the other party in responding, and shall deliver copies of any such filings to the other parties thereto.

     12.  Agreement of Allen.  Allen agrees to be bound by all of the provisions
          ------------------
of Sections 1 through 6 and Section 11, of the Agreement, including, without limitation, any provision included therein applicable to the Allen Shares, or Allen as a "Shareholder" or "party" to the Agreement. The provisions of Sections 7, Section 8 and Section 9 of the Agreement are not for the benefit of, or enforceable by, Allen. Allen further agrees to indemnify, defend and hold all of the other parties to the Agreement, and each of them, harmless against and in respect of any and all loss, cost, liability, damage or deficiency arising out of or in connection with any breach by Allen of any covenant or agreement made or to be performed by Allen under the terms of the Agreement, and all claims, demands, actions, suits, proceedings, judgments, costs, attorneys' fees and expenses, or liens, charges or encumbrances upon the assets of any of the indemnified parties relating to or incurred by the indemnified parties incident to the foregoing.

     13.  Additional Voting and Other Agreements with respect to the Successor
          --------------------------------------------------------------------
Entity.
------

     (a) Election of Directors of the Successor Entity.
         ---------------------------------------------

          (i) Number of Authorized Directors. The SEI Stockholders, FBC and FBC
              ------------------------------
Sub shall use their respective best efforts to cause the number of authorized members ("Directors") of the Board of Directors of the Successor Entity (and each of its operating Subsidiaries) to be fixed at six. Of the authorized number of Directors of the Successor Entity and each of its operating Subsidiaries, one half shall be nominated by FBC (the "FBC Nominees") and one half shall be nominated by Saban (the "Saban Nominees"); provided, however, that if Saban
                                           --------  -------
transfers, after the date hereof, in the aggregate, a number of Shares held by him which equal or exceed 1/3 of all of the Shares which are held by all SEI Stockholders at the date hereof to any other person, then Saban shall only have the right to so nominate one-third of the authorized number of directors and FBC shall have the right to designate the remaining 2/3 of the authorized number of directors.. Further, if at any time after the date hereof, the Successor Entity becomes subject to any statute, rule or regulation of any national securities exchange or quotation system or any governmental entity which requires that the Board of Directors of the Successor Entity include one or more "independent directors," Fox and Saban each agree to include among their respective slates of nominees an equal number of such independent directors which is necessary to satisfy such rule which satisfy such requirements. The current Directors of the Successor Entity are (x) the Saban Nominees - Haim Saban, Mel Woods and Shuki Levy and (y) the FBC Nominees - K. Rupert Murdoch, Chase Carey and Margaret Loesch.

          (ii) Nominees for Directors. Within 90 days subsequent to the end of
               ----------------------
each fiscal year of the Successor Entity and each of its operating Subsidiaries (but in any event, prior to the date of the annual meeting of stockhoders of the Successor Entity or the applicable operating Subsidiary, as the case may be, with respect to such fiscal year (the "Subject Meeting")), Saban shall furnish to FBC his list of the Saban Nominees for election as Directors at the Subject Meeting, and (y) FBC shall furnish to Saban its list of the FBC Nominees for election as Directors at the Subject Meeting. If either or both of Saban and FBC fail to furnish the other with its list of such nominees, the persons then serving on the Board of Directors of the Successor Entity (or the applicable operating Subsidiary, as applicable) as that person's nominees shall be that person's nominees for the Subject Meeting. Saban and FBC shall advise the Secretary of the Successor Entity (or the applicable operating Subsidiary, as applicable) of the identity of the nominees so selected, and Saban and FBC shall use their respective best efforts to cause the slate of nominees selected by the Board of Directors of the Successor Entity (or the applicable operating Subsidiary, as applicable) to consist of the Saban Nominees and the FBC Nominees selected as hereinabove provided;

          (iii) Election of Directors. At each Subject Meeting, (v) FBC, FBC Sub
                ---------------------
and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall vote all of the Shares which are deemed to constitute FCNH Common Stock hereunder, (x) Saban, each of the SEI Entities, and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall vote all of the Shares which are deemed to be SEI Common Stock hereunder, (y) each of FBC, FBC Sub, Saban, each of the SEI Entities and each of their respective transferees, successors and assign shall vote any and all other Shares of the voting securities of the Successor Entity with respect to which he or it has sole or shared voting power, in favor of the FBC Nominees and the Saban Nominees, and (z) in the case of a Subject Meeting for election of any operating Subsidiary of the Successor Entity, the Successor Entity (itself or through one or more direct or indirect subsidiaries) shall vote any and all voting securities of such operating Subsidiary in favor of the FBC Nominees and the Saban Nominees.

          (iv) Special Circumstances. If any Saban Nominee or FBC Nominee shall
               ---------------------
for any reason be unwilling or unable to serve as a Director of the Successor Entity, the person designating such Nominee shall have the right at any time prior to the opening of the polls with respect to the election of Directors at the Subject Meeting to designate a replacement Nominee, and all parties shall cast their respective votes for such replacement Nominee, in lieu of the
originally designated Nominee.   If Saban desires at any time or from time to
time to remove any Saban Nominee, or FBC desires at any time or from time to time to remove any FBC Nominee, Saban and FBC shall cooperate with each other, and shall take any and all actions as reasonably may be required, to cause the removal of such Director. If any Saban Nominee or FBC Nominee shall cease to serve as a Director for any reason, Saban and FBC shall cooperate with each other, and shall take any and all actions as reasonably may be required, to cause the vacancy resulting therefrom to be filled, respectively, by a designee of Saban or FBC. If any Directors are to be elected at a meeting other than an annual meeting, or by means of written consents, all of the provisions of this
Section 13(a) shall apply to such meeting or action, mutatis mutandis.  Further,
                                                     ------- --------
notwithstanding anything to the contrary contained herein, the provisions of
Section 13(a) shall not apply to any operating Subsidiary which is incorporated or organized in any jurisdiction outside the United States; provided, however,
                                                            --------  -------
Saban and FBC agree to cooperate to cause the Boards of Directors of any operating Subsidiary incorporated or organized outside the United States to have equal numbers of representatives of Saban and FBC to the extent possible without violating the applicable laws of such jurisdiction.

     (b) Other Shareholder Actions.  With respect to each matter other than the
         -------------------------
election or removal of Directors submitted to a vote of the stockholders of the Successor Entity, or the holders of any class or classes of its outstanding voting securities, whether at a meeting of stockholders or by written consent, FBC, FBC Sub, Saban, each of the SEI Entities, and each of their respective transferees, successors and assigns (other than with respect to transfers of Shares pursuant to Section 3(a)(i) or Section 3(a)(ii) of this Agreement) shall vote all of the Shares which are deemed to be FCNH Common Stock or SEI Common Stock hereunder, as applicable, and any and all other Shares of the voting securities of the Successor Entity with respect to which he or it has sole or shared voting power, as follows: (i) if Saban and FBC are able to reach agreement as to the manner in which the Shares are to be voted, in accordance with that agreement; and (ii) in all other cases, each shall abstain from voting or taking any other action with respect to such matter.

     (c)  Negative Covenants.
          ------------------

          Without the prior written consent of both FBC and Saban, neither (i) FBC, or any direct or indirect Affiliate of FBC (including, without limitation, The News Corporation Limited and its Affiliates), nor (ii) any of the SEI Stockholders, or any direct or indirect Affiliate of any of the SEI Stockholders (excluding, however, with respect to (i) or (ii) above, the Successor Entity and any Person directly or indirectly controlled by the Successor Entity) shall:

          (i) purchase, acquire or offer or agree to purchase or acquire any Successor Entity Equity Securities or other voting securities of the Successor Entity;

          (ii) solicit, or encourage any persons to solicit, proxies or become a "participant" or otherwise engage in any "solicitation" (as those terms are defined in Regulation 14A under the Exchange Act), without regard to whether the Successor Entity is subject to Regulation 14A, or otherwise seek to advise or influence any person, entity or group to vote in opposition to a recommendation of not less than two-thirds of the authorized number of Directors of the Successor Entity with respect to any matter submitted to the stockholders (except the election of Directors) of the Successor Entity;

          (iii) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals (as described in Rule 14a-8 under the Exchange Act) with respect to the Successor Entity;

          (iv) directly or indirectly participate in or encourage the formation of, or in any manner provide assistance to, any "group" (as defined in Section 13(d)(3) of the Exchange Act) seeking to acquire or effect control of the Successor Entity, or for the purpose of acquiring, holding or disposing of voting securities of the Successor Entity;

          (v) deposit any voting securities in a voting trust, or subject any voting securities to a voting agreement, understanding or similar agreement;

          (vi) otherwise act, alone or in concert with others, to assist or encourage any other person, entity or group in seeking to control the management, Board of Directors or policies of the Successor Entity or to propose or effect any form of business combination with the Successor Entity or any restructuring, recapitalization, liquidation, dissolution or other similar transaction with respect to the Successor Entity; or

          (vii) enter into any agreement or understanding with any person to do or effect any of the foregoing.

     (d) Termination of Section 13.  If at any time (i) the SEI Stockholders,
         -------------------------
together with all other Persons to whom the SEI Stockholders, or any of them, have transferred Shares pursuant to Section 3(b) or 3(c) of this Agreement, beneficially own, in the aggregate less than 2,640,000 shares of the Class B Common Stock, par value $0.001 per share (the "Class B Common Stock"), of the Successor Entity; or (ii) FBC, or FBC Sub, together with all other Persons to whom FBC or FBC Sub have transferred Shares pursuant to Section 3(b) or 3(c) of this Agreement, beneficially own, in the aggregate, less than 2,640,000 shares of the Class B Common Stock; then FBC (in case of (i), above) or Saban (in case of (ii), above), as the case may be, shall have the right and power, by delivery of written notice to the transferring party, to terminate the provisions of this
Section 13. As used in this Section 13, a Person shall have "beneficial ownership" of shares only if he or it has the power to vote or direct the voting of, and the power to dispose or direct the disposition of, the Shares, which power or powers are shared with no Person other than an Affiliate of such Person or Persons to whom such Person could transfer the Shares under Section 3(b) or 3(c) of this Agreement. The number of shares referred to above shall be subject to ratable and equitable adjustment with respect to any stock splits, stock dividends, reverse stock splits, recapitalizations and other events affecting all of the holders of the Successor Entity's Class B Common Stock. The termination of the provisions of this Section 13 shall not affect the continuing validity of the other provisions of the Agreement.

     (e) Transfer of Shares.  Unless Saban and FBC shall otherwise agree, all
         ------------------
Shares transferred pursuant to Section 3(b), 3(c) or 4 of the Agreement shall continue to be subject to this Section 13.

     14.  Capital Contribution.   If Fox Kids is unable to meet its obligations
          --------------------
(i) to pay any dividend under the terms of the Series A Preferred Stock of Fox Kids or to redeem any of the Series A Preferred Stock, (ii) under its lease of 10960 Wilshire Boulevard, Los Angeles, California 90024, or any obligation guaranteed by News Corp. or its Affiliates, (iii) under the Funding Agreement dated as of June 11, 1997 by and among Fox Kids, News Corp. and NPAL, and either News Corp. or NPAL (the "News Parties") provides such funds to Fox Kids (the "Advance"), then the Advance shall be treated as follows:

          1.   Loan.
               ----

          (a) the entire amount of such Advance shall be treated as a loan to the Successor Entity and shall be added to the principal amount then outstanding under that certain Subordinated Note Agreement by and among the Successor, FBC and Citicorp USA as Administrative Agent, dated July 31, 1997 (or a comparable note agreement with News America Holdings Incorporated as lender) (the "Loan Agreement") and shall be governed by the terms and conditions thereof;

          (b) to the extent that the aggregate outstanding principal balance of all such Advances exceeds $50 million at any given time (such excess hereinafter referred to as the "Excess Advance"), the following provisions shall apply:

          (i) If any portion of the Excess Advance is outstanding and not repaid by the Successor Entity for more than 18 consecutive months (12 consecutive months after the third anniversary of this Agreement), all or any portion of such Excess Advance may be converted at the option of FBC Sub into shares of the Class B Common Stock of the Successor Entity. Such option shall be exercised by delivery of written notice (the "Conversion Notice") to the Company, Saban and Allen, and shall be effective 30 days after the delivery of the Conversion Notice to the Successor Entity (the "Exercise Period") unless such Excess Advance is repaid prior to the expiration of such Exercise Period. The number of shares of Class B Common Stock issuable upon such conversion shall equal that number (rounded to the nearest whole share) which results from dividing the amount of the Excess Advance to be converted by the Fair Market Value per share (the "Conversion Price") as of the date of such written notice;

          (ii) If FBC Sub elects to convert any portion of the Excess Advance pursuant to the provisions of this section, Saban shall have the right and option to purchase from FBC Sub up to 50% of the number of shares of Class B Common Stock of the Successor Entity issued to FBC Sub pursuant to such conversion for an exercise price equal to the Conversion Price.

Such option shall be exercisable during the Exercise Period by delivery of written notice to FBC Sub specifying the number of shares which Saban desires to purchase accompanied by the total aggregate purchase price therefor;

          (iii) If FBC Sub elects to convert any portion of the Excess Advance pursuant to the provisions of this section, Allen shall have the right and option to purchase from the Successor Entity a number of shares of Class A Stock of the Successor Entity equal to 1% of the number of shares of Class B Common Stock of the Successor Entity issued to FBC Sub pursuant to such conversion for an exercise price equal to the Conversion Price. Such option shall be exercisable during the Exercise Period by delivery of written notice to the Successor Entity specifying the number of shares which Allen desires to purchase accompanied by the total aggregate purchase price therefor.


          2.   Preferred Stock.  If in the sole discretion of Citicorp USA,
               ---------------
treating the Advance as a Loan is unacceptable to Citicorp USA, the Advance shall be treated as follows:

          (a) to the extent that there are any authorized but unissued shares of the Successor Entity's Series B Preferred Stock available for issue, the Advance shall be applied to the issuance of new shares of Series B Preferred Stock of the Successor Entity at an issue price of $100,000 per share;

          (b) to the extent that there are no authorized but unissued shares of the Successor Entity's Series B Preferred Stock available for issue, the Advance shall be applied to the issuance of new shares of Series C Convertible Preferred Stock of the Successor Entity at an issue price of $100,000 per share;

          (i) the Series B Preferred Stock of the Successor Entity shall have the following rights, preferences and privileges: (A) the Series B Preferred Stock shall have an authorized number of shares equal to 500 shares ($50,000,000 original issue amount) (B) the Series B Preferred Stock shall have a liquidation value equal to its original issue price plus all cumulated but unpaid dividends accrued thereon, (C) the Series B Preferred Stock shall be non-voting except as required by law, (D) the Series B Preferred Stock shall be entitled to dividends at an annual rate of 11.7% of the liquidation value of the Series B Preferred Stock, which dividends shall be declared and cumulate quarterly but not be paid until the 10th anniversary of the date of this Agreement (unpaid dividends to be added to the liquidation value of the Series B Preferred Stock), (E) the Series B Preferred Stock shall be redeemable for its liquidation value (x) at any time at the election of the Successor Entity (any such shares redeemed shall be added to treasury and be available for future issue), and (y) on the 10th anniversary of this Agreement, at the election of the holders thereof, (F) the Series B Preferred Stock shall rank as to payment of dividends and on liquidation junior to the Series A Preferred Stock of the Successor Entity, pari passu with the Series C Convertible Preferred Stock of the Successor Entity, and senior to all classes of common stock of the Successor Entity, (G) the Series B Preferred Stock shall contain no covenants or events of default, and (H) the Series B Preferred Stock shall have no rights to be converted into any other equity security of the Successor Entity;

          (ii) the Series C Convertible Preferred Stock of the Successor Entity shall have the following rights, preferences and privileges: (A) the Series C Convertible Preferred Stock shall have an authorized number of shares equal to 5,000 shares ($500,000,000 original issue amount)
          (B) the Series C Convertible Preferred Stock shall have a liquidation value equal to its original issue price plus all cumulated but unpaid dividends accrued thereon, (C) the Series C Convertible Preferred Stock shall be non-voting except as required by law, (D) the Series C Convertible Preferred Stock shall be entitled to dividends at an annual rate of 11.7% of the liquidation value of the Series C Convertible Preferred Stock, which dividends shall be declared and cumulate quarterly but not be paid until the 10th anniversary of the date of this Agreement (unpaid dividends to be added to the liquidation value of the Series C Convertible Preferred Stock), (E) the Series C Convertible Preferred Stock shall be redeemable for its liquidation value (any such shares redeemed shall be added to treasury and be available for future issue), (x) at any time at the election of the Successor Entity, and (y) on the 10th anniversary of this Agreement, at the election of the holders thereof, (F) the Series C Convertible Stock shall rank as to payment of dividends and on liquidation junior to the Series A Preferred Stock of the Successor Entity, pari passu with the Series B Preferred Stock of the Successor Entity, and senior to all classes of common stock of the Successor Entity, (G) the Series B Preferred Stock shall contain no covenants or events of default, and (H) the Series C Convertible Preferred Stock shall be convertible, at the election of the holder thereof at any time after its original issue date as follows: (aa) if at the time notice of conversion is given to the Successor Entity, there are any authorized but unissued shares of Series B Preferred Stock available for issue, such shares of Series C Convertible Preferred Stock to be converted shall be converted into that number of shares of Series B Preferred Stock determined by dividing the aggregate liquidation value of the shares to be converted by $100,000, (bb) if at the time notice of conversion is given to the Successor Entity, there are no authorized but unissued shares of Series B Preferred Stock available for issue, such shares of Series C Convertible Preferred Stock to be converted shall be converted into that number of shares of Class B Common Stock determined by dividing the aggregate liquidation value of the shares to be converted by the Fair Market Value per share of the common stock at the time of such conversion (the "Conversion Price"),
          (cc) conversion of the Series C Convertible Preferred Stock into Series B Preferred Stock or Class B Common Stock (as applicable) shall be effective as of the 30th day following written notice of exercise of conversion is delivered (the "Exercise Period") by the holder of the shares to be converted is delivered to the Successor Entity (with a copy to Saban and Allen), and (dd) the Successor Entity shall have the right (but not the obligation) to redeem the Series C Convertible Stock at any time following receipt of the notice of conversion up and through the calendar day immediately preceding the effective date of conversion;

          (iii) If a holder of Series C Preferred Stock elects to convert any portion of the Series C Convertible Preferred Stock into Class B Common Stock pursuant to the provisions of this section, Saban shall have the right and option to purchase from such holder up to 50% of the number of shares of Class B Common Stock of the Successor Entity issued to such holder pursuant to such conversion for an exercise price equal to the Conversion Price. Such option shall be exercisable during the Exercise Period by delivery of written notice to the holder Sub specifying the number of shares which Saban desires to purchase accompanied by the total aggregate purchase price therefor;

          (iv) If a holder of Series C Preferred Stock elects to convert any portion of the Series C Convertible Preferred Stock into Class B Common Stock pursuant to the provisions of this section, Allen shall have the right and option to purchase from the Successor Entity a number of shares of Class A Common Stock of the Successor Entity equal to 1% of the number of shares of Class B Common Stock of the Successor Entity issued to the holder of Series C Convertible Preferred Stock pursuant to such conversion for an exercise price equal to the Conversion Price. Such option shall be exercisable during the Exercise Period by delivery of written notice to the Successor Entity specifying the number of shares which Allen desires to purchase accompanied by the total aggregate purchase price therefor.

As soon as practicable following the execution of this Agreement, FBC Sub, FBC, Saban and Allen agree to prepare, negotiate and file with the Secretary State of the Delaware (x) an amendment to the Successor Entity's Certificate of Incorporation deleting the provisions relating to the Series B Preferred Stock and Series C Preferred Stock currently provided therein, and (y) a Certificate of Designation providing for the rights, preferences and privileges of the Series B Preferred Stock and the Series C Convertible Preferred Stock summarized above.

Notwithstanding the foregoing, News Corp. shall have no obligation to contribute any amounts to, or on behalf of, the Successor Entity and the Successor Entity shall have no obligation to accept any amounts from News Corp. to the extent the Successor Entity is able to obtain third party financing on terms reasonably acceptable to it which would not cause it to breach any of its material agreements or to violate any applicable law.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                               /s/ Haim Saban
                              ----------------------------
                              HAIM SABAN


                              QUARTZ ENTERPRISES, L.P.


                              By:     /s/ Haim Saban
                                     -------------------------------

                                     -------------------------------



                              MERLOT INVESTMENTS


                              By:     /s/ Haim Saban
                                     -------------------------------

                                     -------------------------------



                              SILVERLIGHT ENTERPRISES, L.P.


                              By:     /s/ Haim Saban
                                     -------------------------------

                                     -------------------------------



                              CELIA ENTERPRISES, L.P.


                              By:     /s/ Haim Saban
                                     -------------------------------

                                     -------------------------------



                      [SIGNATURES CONTINUED ON NEXT PAGE]

                             FOX BROADCASTING COMPANY


                              By:     /s/ Jay Itzkowitz
                                     -------------------------------

                                     Its: Senior Vice President





                              FOX BROADCASTING SUB, INC.


                              By:     /s/ Jay Itzkowitz
                                     -------------------------------

                                     Its:



                              ALLEN & COMPANY INCORPORATED


                              By:     /s/ William F. Leimkuhler
                                     -------------------------------

                                     Its: Vice President & General Counsel


THE FOLLOWING PERSONS HAVE SIGNED THIS AGREEMENT TO ACKNOWLEDGE THAT THEY ARE NO
                             LONGER PARTIES HERETO

                              FCN Holding, Inc.


                              By:     /s/ Jay Itkowitz
                                     -------------------------------

                                     Its: Senior Vice President


                              SABAN ENTERTAINMENT, INC.


                              By:     /s/ Haim Saban
                                     -------------------------------
                                     Haim Saban
                                     Its: Chief Executive Officer

                            EXHIBITS AND SCHEDULES



Exhibits
--------

Exhibit "A" - Defined Terms

Exhibit "B" - Registration Agreement

Exhibit "C" - Spousal Consent

                                  SCHEDULE "A"

SEI STOCKHOLDERS                                   NUMBER OF SHARES
----------------                                   ----------------
HAIM SABAN                                         3,737,844

QUARTZ ENTERPRISES, L.P.                             760,320

MERLOT INVESTMENTS                                   645,381

SILVERLIGHT ENTERPRISES, L.P.                      2,759,724

CELIA ENTERPRISES, L.P.                               16,731

                                  EXHIBIT "A"

          Definitions.  As used in the Agreement to which this Exhibit is
          -----------
attached (the "Agreement"), the following terms shall have the following meanings:

          "Affiliate" means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, the specified Person.

          "Bona Fide Offer" shall mean an offer from a person which is not an Affiliate, or otherwise related to, the offeree, and which person has the means to make or obtain financing for the offer, and which offer clearly identifies, and is binding upon, the offeror, and which contains all relevant terms and conditions of an offer to purchase any Shares, including (i) the length and expiration of the offer, (ii) the purchase price, (iii) the manner of acceptance, (iv) the manner and mode of payment, and (v) the time, place and date of the proposed closing.

          "Change in Control" of FBC shall mean any event or series of events, regardless of how structured, as the result of which (i) FBC ceases to be an Affiliate of Fox Inc. or The News Corporation Limited, or (ii) the primary business of FBC ceases to be controlled by Fox Inc. or The News Corporation Limited.

          "Commission" shall mean the U.S. Securities and Exchange Commission.

          "Control" (including as used in the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities by contract or otherwise.

          "Fair Market Value" shall mean the value determined pursuant hereto consistent with the provisions of the Agreement, and, with respect to Section 7 of the Agreement, shall be determined on the basis of the businesses, properties, historical financial performance and financial condition, projections and prospects for the further growth of the entity or entities whose Fair Market Value is being determined. The parties will, in each case, use reasonable efforts to reach agreement on Fair Market Value. In the event of a disagreement between the parties regarding the Fair Market Value, (i) each of Saban and FBC shall retain a reputable investment bank to determine such value, and within 30 days thereafter, shall deliver to the other the written report of its investment bank as to such value; (ii) if the higher valuation is less than 10% above the lower valuation, the average shall be the Fair Market Value; (iii) if the valuations exceed such 10% difference, Saban and FBC shall instruct their investment banks to forthwith select a third reputable investment bank, and (x) if the third investment bank's valuation is between the valuations of the other banks, the third investment bank's valuation shall be the Fair Market Value, or
(y) if the third investment bank's valuation is outside the range of the other banks, the other banks will continue to select new third investment banks, until a third bank so selected provides a valuation which is between the first two valuations, and such valuation shall be the Fair Market Value. In connection with such valuations, the parties shall cause the entity or entities being valued to, on a confidential basis, deliver or provide access to each investment bank of all information reasonably requested by the investment bank in order to determine Fair Market Value. The cost of the appraisal (x) shall be shared equally by the parties if Fair Market Value is determined without reference to a third investment bank, and (y) otherwise, shall be borne by the party whose investment bank's valuation is furthest from the Fair Market Value.

          "Family Member" shall any descendant of the grandfather of Saban or his spouse.

          "FCN" means Fox Children's Network, Inc., a Delaware corporation.

          "FCNH" means FCN Holding, Inc., a Delaware corporation.

          "FCNH Sub" means FCNH Sub, Inc., a Delaware corporation.

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset. For purposes of the Agreement, any Person shall be deemed to own, subject to a Lien, any asset which it has acquired or holds, subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

          "Material Adverse Effect" shall mean any event, act or failure to act which would have a material adverse effect upon the business, properties or financial condition of the entity with respect to which such term is used and all of its Affiliates and Subsidiaries, considered as a whole.

          "Person" includes an individual, partnership, trust, corporation, joint venture, limited liability company, association, government bureau or agency or other entity of whatsoever kind or nature.

          "Securities Act" means the Securities Act of 1933.

          "Shares" shall include, without limitation, any securities issued with respect to such Shares upon the Reorganization, any security issued by the issuer of such Shares by way of dividend or split or similar transaction, or by the issuer or successor issuer in connection with any recapitalization, merger, consolidation or other reorganization.

          "Station Affiliate" and "Station Affiliate Agreements" shall have the meanings ascribed to such terms in the Asset Assignment Agreement.

          "Subsidiary" of a Person means (i) any corporation of which equity securities possessing a majority of the ordinary voting power in electing the board of directors are, at the time as of which such determination is being made, owned by such Person either directly or through one or more Subsidiaries, and (ii) any Person (other than a corporation) in which such Person, or any Subsidiary or Subsidiaries, directly or indirectly, has more than a 50% ownership interest. With respect to FBC, FCNH, FCN and their respective subsidiaries, the term "Subsidiary" shall include Twentieth Holding Corporation and its subsidiaries.

          The "transfer" of any Share shall include, without limitation, any direct or indirect sale, transfer (with or without consideration, or whether by operation of law or otherwise), assignment, pledge, hypothecation, encumbrance, or other disposition of the Share, or the making, issuance, grant or sale, directly or indirectly, of any option, warrants, convertible security or other right or agreement which affords any Person the right to purchase or otherwise acquire the Share.

          "Voting Power" means the power to vote, directly or indirectly, for the election of directors or exercise other rights of holders of voting common shares to vote on, approve or consent to matters as a shareholder under the General Corporation Law of the State of Delaware, as the same may from time to time be amended.

                                  EXHIBIT "C"


                       SPOUSAL ACKNOWLEDGMENT AND CONSENT


     The undersigned, Cheryl Saban, acknowledges and agrees that:

          (i) she has read the Amended and Restated Strategic Stockholders Agreement, dated as of August 1, 1997 (the "Agreement"), to which this Spousal Acknowledgment and Consent (this "Consent") is attached, the parties to which include her husband, and including, without limitation, Sections 2, 3, 8 and 11(b) thereof;

          (ii) she consents to the execution and performance of the Agreement by her husband, and specifically consents and agrees that all provisions of the Agreement, and the other "Alliance Agreements" (as therein defined) which relate to the SEI Common Stock also relate to any shares of the SEI Common Stock in which she has or may have or may hereafter acquire a community property or other interest; and she agrees to be subject to, and abide by the terms of, such provisions (including, without limitation, the terms and conditions set forth in Section 2 and 3 thereof) as if she had been a party to the Agreement and such other Alliance Agreements;

          (iii) she hereby waives any rights she may have during the continuance of her marriage, or at any time thereafter, prior to the death or incompetency of her spouse, to control and/or manage Saban Entertainment, Inc. ("SEI"), Fox Kids Worldwide, Inc. ("Fox Kids") or the "Management Company," as that term is defined in the Agreement;

          (iv) she has carefully considered the provisions of Section 1100 of the California Family Code attached hereto, which Section grants to her, among other things, equal rights to management and control of certain community assets, and understands that by executing this Consent she has waived any rights she may have thereunder with respect to SEI, Fox Kids or the Management Company; and she specifically consents to and agrees that the SEI Common Stock, to the extent that it is controlled by her spouse, and the consent, approval and other rights personally granted to him pursuant to the Agreement, the Management Agreement and other Alliance Agreements, constitute a "business or an interest in a business" which is being operated or managed by her spouse, so as to cause her spouse to have primary right to the management and control thereof, and she waives her right to prior notice of any sale, lease, exchange, encumbrance or other disposition of any or all of the personal property used in the operation of such business.

          (v) she was advised to seek independent counsel to review and advise her with respect to the negotiation and execution of this Consent. She hereby acknowledges that, of her own free will, she declined to do so.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Consent as of the 1st day of August, 1997.



 /s/ Cheryl Saban
----------------------
Cheryl Saban

     (S) 1100.  Community personal property; management and control;
                restrictions on disposition

     (a) Except as provided in subdivisions (b), (c), and (d) and Sections 761 and 1103, either spouse has the management and control of the community personal property, whether acquired prior to or on or after January 1, 1975, with like absolute power of disposition, other than testamentary, as the spouse has of the separate estate of the spouse.

     (b) A spouse may not make a gift of community personal property, or dispose of community personal property for less than fair and reasonable value, without the written consent of the other spouse. This subdivision does not apply to gifts mutually given by both spouses to third parties and to gifts given by one spouse to the other spouse.

     (c) A spouse may not sell, convey or encumber community personal property used as the family dwelling, or the furniture, furnishings, or fittings of the home, or the clothing or wearing apparel of the other spouse or minor children which is community personal property, without the written consent of the other spouse.

     (d) Except as provided in subdivisions (b) and (c), and in Section 1102, a spouse who is operating or managing a business or an interest in a business that is all or substantially all community personal property has the primary management and control of the business or interest. Primary management and control means that the managing spouse may act alone in all transactions but shall give prior written notice to the other spouse of any sale, lease, exchange, encumbrance, or other disposition of all or substantially all of the personal property used in the operation of the business (including personal property used for agricultural purposes), whether or not title to that property is held in the name of only one spouse. Written notice is not, however, required when prohibited by the law otherwise applicable to the transaction.

     Remedies for the failure by a managing spouse to give prior written notice as required by this subdivision are only as specified in Section 1101. A Failure to give prior written notice shall not adversely affect the validity of a transaction nor of any interest transferred.

     (e) Each spouse shall act with respect to the other spouse in the management and control of the community assets and liabilities in accordance with the general rules governing fiduciary relationships which control the actions of persons having relationships of personal confidence as specified in
Section 721, until such time as the assets and liabilities have been divided by the parties or by a court. This duty includes the obligation to make full disclosure to the other spouse of all material facts and information regarding the existence, characterization, and valuation of all assets in which the community has or may have an interest and debts for which the community is or may be liable, and to provide equal access to all information, records, and books that pertain to the value and character of those assets and debts, upon request.